                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            CNF TRANSPORTATION INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

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                            Notice of Annual Meeting

                                      and

                                Proxy Statement


                         Annual Meeting of Shareholders

                                 APRIL 24, 2001

                            CNF TRANSPORTATION INC.

                                 [LOGO OF CNF]


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

                            CNF TRANSPORTATION INC.

                       [LOGO OF CNF TRANSPORTATION INC.]

3240 HILLVIEW AVENUE                                    TELEPHONE: 650/494-2900
PALO ALTO, CALIFORNIA 94304

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Tuesday, April 24, 2001
                             9:00 A.M., local time
  Knowles Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

  The Annual Meeting of Shareholders of CNF Transportation Inc. will be held at 9:00 A.M., local time, on Tuesday, April 24, 2001, to:

  1.Elect four Class I directors for a three-year term.

  2. Act upon a proposal to amend the Company's Certificate of Incorporation, changing the Company's name from "CNF Transportation Inc." to "CNF Inc."

  3.Ratify the appointment of auditors.

  4.Transact any other business properly brought before the meeting.

  Shareholders of record at the close of business on March 1, 2001, are entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March  , 2001

                               TABLE OF CONTENTS

Proxy Statement............................................................    1
  Board of Directors' Recommendations......................................    1
  Proxy Voting Procedures..................................................    1
  Voting Requirements......................................................    1
  Voting Shares Outstanding................................................    1
  Proxy Voting Convenience.................................................    2
  Attendance at the Meeting................................................    2

Election of Directors......................................................    2

Stock Ownership by Directors and Executive Officers........................   10

Information about the Board of Directors and Certain Board Committees......   12

Compensation of Directors..................................................   13

Compensation of Executive Officers.........................................   14
  I.Summary Compensation Table.............................................   14
  II.Option/SAR Grants Table...............................................   16
  III.Option/SAR Exercises and Year-End Value Table........................   17
  IV.Long-Term Incentive Plan Awards Table.................................   18

Compensation Committee Report on Executive Compensation....................   19

Compensation Committee Interlocks and Insider Participation................   23

Comparison of Five-Year Cumulative Total Shareholder Return................   23

Pension Plan Table.........................................................   24

Change in Control Arrangements.............................................   25

Audit Committee Report.....................................................   25

Proposal to Amend the Company's Certificate of Incorporation to Change the
 Name of the Company.......................................................   26

Appointment of Auditors....................................................   26

Principal Shareholders.....................................................   27

Compliance with Section 16 of the Exchange Act.............................   27

Confidential Voting........................................................   28

Submission of Shareholder Proposals........................................   28

Other Matters..............................................................   28

Appendix A: Proposed Amendment to Certificate of Incorporation with Changes
 Indicated.................................................................  A-1

Appendix B: CNF Transportation Inc. Audit Committee Charter................  B-1

                            CNF TRANSPORTATION INC.

                             3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                            TELEPHONE: 650/494-2900

                                PROXY STATEMENT

                                March   , 2001

  The Annual Meeting of Shareholders of CNF Transportation Inc. (the "Company") will be held on Tuesday, April 24, 2001. Shareholders of record at the close of business on March 1, 2001 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to
shareholders on or about March   , 2001.

Board of Directors Recommendations

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below, for approval of the proposed amendment to the Company's Certificate of Incorporation, and for ratification of the appointment of Arthur Andersen LLP as independent auditors.

Proxy Voting Procedures

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

  A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. Approval of the proposed amendment to the Company's Certificate of Incorporation requires a favorable vote of the holders of a majority of the voting power entitled to vote thereon. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

  In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the proposed amendment to the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as voting against the proposal. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

  At the close of business on March 1, 2001, the record date for the Annual
Meeting, there were outstanding and entitled to vote      shares of Common
Stock and      shares of Series B Cumulative Convertible Preferred Stock
("Series B Preferred Stock"). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of votes are eligible to be cast at the meeting.

Proxy Voting Convenience

  You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

  All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the meeting.

                             ELECTION OF DIRECTORS

         The Board of Directors Recommends a Vote "For" All Nominees.

  The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company shall be twelve. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

  The following persons are the nominees of the Board of Directors for election as Class I directors to serve for a three-year term until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

                               Richard A. Clarke
                               W. Keith Kennedy, Jr.
                               Richard B. Madden
                               Gregory L. Quesnel

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

  The Company has three classes of directors, each of which is elected for a three-year term. Class II directors will be elected in 2002 and Class III directors will be elected in 2003. All directors have previously been elected by the shareholders, except Gregory L. Quesnel, who was appointed by the Board as a Class I director in May 1998.

                 --------------------------------------------

                               CLASS I DIRECTORS

[PHOTO OF         RICHARD A. CLARKE                         Director since 1996
RICHARD A. CLARKE
APPEARS HERE]     Retired Chairman of the Board,
                  Pacific Gas and Electric Company,
                  one of the nation's largest utility companies

                    Mr. Clarke retired from PG&E in 1995, after serving as
                  chairman of the board for nine years. As chairman and CEO he oversaw management of a $10 billion company that produces electric power and gas and is involved with power plant construction. Mr. Clarke began his association with PG&E as an attorney and served in various managerial positions leading to his appointment as Chairman and CEO. Between 1960 and 1969, he was a partner in the law firm of Rockwell, Fulkerson & Clarke. He is a member of the boards of directors of PG&E and Potlatch Corporation and is an Emeritus member of the President's Council of Sustainable Development. He served as a former Director of Bank of America and as a member of the Business Council. He is a Director of the Nature Conservancy of California and the Advisory Board of the Walter A. Haas School of Business, University of California, Berkeley. He is Chairman of the Advisory Board of the Center for Organization and Human Resource Effectiveness at the University of California, Berkeley, Co-Chairman of the University of California Outreach Advisory Board, and Trustee of the University of California Berkeley Foundation. Mr. Clarke has previously held Board or executive-level posts with the California Business Roundtable, California Chamber of Commerce, Bay Area Council, Bay Area Economic Forum, Edison Electric Institute, and the President's Council on Environmental Quality. A native of San Francisco, Mr. Clarke, age 70, earned his law degree from the University of California, Boalt Hall, and holds a bachelor's degree in political science. He is a member of the Audit and Finance Committees of the Board.


[PHOTO OF         W. KEITH KENNEDY, JR.                     Director since 1996
W. KEITH KENNEDY,
JR. APPEARS HERE] Retired President and Chief Executive Officer,
                  Watkins-Johnson Company, a high-technology corporation specializing in semiconductor manufacturing equipment and electronic products for telecommunications and defense

                    Dr. Kennedy retired as President and Chief Executive
                  Officer of Watkins-Johnson Company in January 2000. He had held that position since January 1998. Dr. Kennedy joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 57, is a graduate of Cornell University from which he holds B.S.E.E., M.S., and Ph.D. degrees. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers. He is Chairman of the Compensation Committee and a member of the Director Affairs Committee of the Board.

[PHOTO OF         RICHARD B. MADDEN                         Director since 1992
RICHARD B. MADDEN
APPEARS HERE]     Retired Chairman and Chief Executive Officer,
                  Potlatch Corporation, a diversified
                  forest products company

                    Mr. Madden was Chief Executive Officer of Potlatch
                  Corporation, from 1971, and Chairman of the Board, from 1977, until his retirement in May of 1994. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of URS Corporation. He retired as a director of Potlatch on December 31, 1999 and PG&E Corporation on February 16, 2000. He is also a Trustee Emeritus of the American Enterprise Institute, a Senior Advisor for the Boston Consulting Group, Inc., and an Honorary Trustee for the Committee for Economic Development. His civic activities include the Board of Governors of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute; a Trustee Emeritus of the San Francisco Foundation and the Corporation of Fine Arts Museums; and Director of the Order of Malta, Western Association. Mr. Madden, age 71, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, an M.B.A. from New York University, and a PhD, honoris causa from the College of St. Scholastica. He is a member of the Compensation, Executive, and Finance Committees of the Board.

[PHOTO OF         GREGORY L. QUESNEL                        Director since 1998
GREGORY L.
QUESNEL APPEARS   President and Chief Executive Officer
HERE]             CNF Transportation Inc.

                    Mr. Quesnel, 52, was named President and Chief Executive
                  Officer of the Company in May 1998. At that time, he was also elected as a member of the Company's Board of Directors. As part of a planned succession, Mr. Quesnel was elected President and Chief Operating Officer in July 1997. Prior to that, Mr. Quesnel was Executive Vice President and Chief Financial Officer of the Company. Mr. Quesnel has more than 25 years of experience in the transportation industry. He joined the Company as director of accounting in 1975, following several years of professional experience with major corporations in the petroleum and wood products industries. Mr. Quesnel advanced through increasingly responsible positions and, in 1986, was promoted to the top financial officer position at the Company's largest subsidiary. In 1990, Mr. Quesnel was elected Vice President and Treasurer of the Company; in 1991, he was elected Senior Vice President and Chief Financial Officer; and he was promoted to Executive Vice President and Chief Financial Officer in 1994. Mr. Quesnel is a member of the Bay Area Council, the California Business Roundtable, and the Conference Board. He also serves as a member of the Executive Committee of the Bay Area Council of the Boy Scouts of America and is a member of the Board of Directors of Potlatch Corporation. Mr. Quesnel earned a bachelor's degree in finance from the University of Oregon and holds a master's degree in business administration from the University of Portland. Mr. Quesnel is a member of the Executive Committee of the Board.

                 --------------------------------------------

                              CLASS II DIRECTORS


[PHOTO OF        DONALD E. MOFFITT                          Director 1986-1988
DONALD E.                                                  Director since 1991
MOFFITT APPEARS
HERE]             Chairman of the Board,
                  CNF Transportation Inc.

                    Mr. Moffitt was named President and Chief Executive
                  Officer of the Company in 1991 and Chairman of the Board of Directors in 1995. He served as President until June 1997 and as Chief Executive Officer through April 1998. He joined Consolidated Freightways Corporation of Delaware, a former Company subsidiary, as an accountant in 1955 and advanced to Vice President-Finance in 1973. In 1975, he transferred to the Company as Vice President-Finance and Treasurer and, in 1981, was elected Executive Vice President-Finance and Administration. In 1983, he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company's international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President-Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 68, is a member of the Board of Directors of the U.S. Chamber of Commerce and is a regional Vice Chairman, Willis Lease Finance Inc., and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the boards of the San Francisco Bay Area Council and Boy Scouts of America and is a member of the Board of Trustees of the Automotive Safety Foundation and the National Commission Against Drunk Driving. He is a former member of the Board of Directors and the Executive Committee of the Highway Users Federation. Mr. Moffitt is Chairman of the Executive Committee and serves on the Director Affairs Committee of the Board.

[PHOTO OF         MICHAEL J. MURRAY                         Director since 1997
MICHAEL J. MURRAY
APPEARS HERE]     Retired President, Global Corporate and Investment Banking
                  Bank of America Corporation

                    Mr. Murray retired July 2000 as president of Global
                  Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation's Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation's Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica's U.S. Corporate Group since BankAmerica's merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Murray was vice chairman and head of Corporate Banking for Continental Bank which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest,

                  Illinois and Neoforma.com in San Jose, CA. He is Chairman of the United Way of the Bay Area, serves on the board of the California Academy of Sciences in San Francisco, and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray, age 56, received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968.

[PHOTO OF        ROBERT D. ROGERS                          Director since 1990
ROBERT D. ROGERS
APPEARS HERE]     President and Chief Executive Officer,
                  Texas Industries, Inc.
                  a producer of steel, cement, aggregates and concrete

                    Mr. Rogers joined Texas Industries, Inc. in 1963 as
                  General Manager/European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970, he became President and Chief Executive Officer. He is also a director of Texas Industries, Inc. Mr. Rogers is a graduate of Yale University and earned an M.B.A. from the Harvard Graduate School of Business. He is a member of the Executive Board for Southern Methodist University Cox School of Business and a member of the British North American Committee, serving as its Vice Chairman from 1998 to 2000. Mr. Rogers, age 64, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Board.


[PHOTO OF         WILLIAM J. SCHROEDER                      Director since 1996
WILLIAM J.
SCHRODER APPEARS  Silicon Valley Entrepreneur
HERE]
                    Mr. Schroeder was President and CEO of CyberIQ Systems,
                  Inc., a private start-up company in the Internet traffic and content management market, during 2000. Prior to joining
                  CyberIQ, Schroeder was employed by Diamond Multimedia
                  Systems, Inc. as President and CEO (1994-1999) and before that by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice
                  Chairman (1989-1994). Mr. Schroeder also served in various management or technical positions at Priam Corporation, Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and is on the board of directors of Xircom Corporation. Mr.
                  Schroeder, age 56, holds the M.B.A. degree with High
                  Distinction from the Harvard Business School and the M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Board.

                 --------------------------------------------

                              CLASS III DIRECTORS

[PHOTO OF         ROBERT ALPERT                             Director since 1976
ROBERT ALPERT
APPEARS HERE]     The Alpert Companies
                  private investment group

                    Robert Alpert has managed his own portfolio of companies
                  since 1965. His business career includes 40 years in banking, finance, real estate, and entertainment investments. Mr. Alpert is currently Chairman of the Board of Argo Funding Company in Dallas, a private equity investment group. He is also Vice Chairman of The Empire AB in Stockholm, Sweden, a large public company involved in the fabrication and distribution of metal related materials for the construction industry. He has served as Honorary Consul for Sweden in Dallas since 1987. Mr. Alpert was awarded a medal of honor from King Carl Gustaf H.M. of Sweden when he made him an "Officer First Class" of the Royal Order of the Polar Star. He is a member of the Royal Round Table of Swedish Council of America, a group of Swedish-American business, government, and cultural leaders from around the world. He has served on numerous boards as a director and currently serves on the boards of Texas Industries Inc. and Aladdin Industries LLC. He is an advisory director for I.C. Deal Companies and Argo Capital Partners in Dallas, Texas. Alpert is also a Director for Med Images Inc. in Knoxville, Tennessee. Additionally, he is a member of the Advisory Council for the University of Texas at Austin, College of Business Administration; an ex-Trustee for Colby College in Maine and former Chairman for the Dallas Foundation for Health, Education and Research, a public charity. Alpert serves as a consultant to La Paloma Films, Inc., which has been financially involved in several highly successful film ventures and Broadway plays. Alpert is a member of theWorld President's Organization. Mr. Alpert, age 69, is a member of the Director Affairs, the Executive, and the Finance Committees of the Board.

[PHOTO OF         MARGARET G. GILL                          Director since 1995
MARGARET G. GILL
APPEARS HERE]     Former Senior Vice President-Legal, External Affairs
                  and Secretary,
                  AirTouch Communications, a wireless communications company

                    Mrs. Gill served as Senior Vice President-Legal, External
                  Affairs and Secretary of AirTouch Communications from January 1994 until July 1999 when AirTouch was acquired by Vodafone PLC. Prior to joining AirTouch she was, for 20 years, a partner in the law firm of Pillsbury, Madison & Sutro in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm's corporate and securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. Mrs. Gill, age 61, manages the Gill Family Foundation, of which she is Board Chair and President. She is also a member of the board of directors of the Episcopal Diocese of California and Episcopal Charities and a trustee and executive committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and the Director Affairs Committees of the Board.

[PHOTO OF         ROBERT JAUNICH II                         Director since 1992
ROBERT JAUNICH II
APPEARS HERE]     Managing Director,
                  The Fremont Group,
                  a private investment corporation

                    Mr. Jaunich joined The Fremont Group, a private investment corporation managing assets in excess of $12 billion, in January 1991. He is Managing Director and member of the Boards of Directors and the Executive Committees of the Boards for Fremont's principal entities: Fremont Group, L.L.C. and Fremont Investors Inc. Among his responsibilities, he is General Partner of Fremont Partners, L.P., a $605 million fund targeted to make and oversee majority equity investment positions in operating companies representing a broad spectrum of industries. Additionally, he oversees Fremont's seven affiliated venture capital portfolios representing over $500 million of committed capital (Trinity Ventures, L.P.) and is President of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. In addition to serving on the board of the Company, Mr Jaunich is Chairman of the managing General Partner of Crown Pacific, Ltd., Kinetic Concepts, Inc., Tapco International Corporation, Juno Lighting, Inc., and Software Architects, Inc. and serves on the board of Kerr Group, Inc. He has served as Chairman of Coldwell Banker Corporation (residential real estate and relocation services), Chairman of Petro Stopping Centers (truck stopping centers), on the board of Sara Lee Corporation (NYSE), on the Supervisory Board of Douwe Egberts, Utrecht, Netherlands (number two coffee company in Europe), and the boards of The Wine Group (beverages), Brach Van Houten Holding, Inc. (worldwide confectionery), and Nabob Foods (largest roast coffee company in Canada). Prior to joining The Fremont Group, Bob had a broad range of domestic and international operating and investing experience. He was Member, Chief Executive Office, and Executive Vice President of Swiss-based Jacobs Suchard AG (global top four chocolate, sugar confectionery and coffee company) (1986-1990). Previously, he was President of Osborne Computer Corporation (1983), President of Sara Lee Corporation, formerly Consolidated Foods (1978-
                  1982), and earlier, Executive Vice President of Memorex Corporation (1970-1978). He started his career at Procter & Gamble Company (1964-1970). Bob currently serves as a Trustee of the non-profit National Recreation Foundation. He is a charter life member of the World Presidents Organization (WPO) and was a member of Young Presidents Organization (YPO) (1980-1990). Mr. Jaunich, age 61, received a B.A. from Wesleyan University, Middletown, Connecticut and an M.B.A. from Wharton Graduate School, University of Pennsylvania where he later served for five years on the Graduate School Advisory Board. He is Chairman of the Directors Affairs Committee and a member of the Executive and Finance Committees of the Board.

[PHOTO OF         ROBERT P. WAYMAN                          Director since 1994
ROBERT P. WAYMAN
APPEARS HERE]     Executive Vice President,
                  Finance and Administration
                  and Chief Financial Officer,
                  Hewlett-Packard Company,
                  a computer-manufacturing company

                    Mr. Wayman joined Hewlett-Packard Company in 1969. After
                  serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992 and was elected to Hewlett-Packard's Board of Directors in 1993. Mr. Wayman, age 55, holds a bachelor's degree in science engineering and a master's degree in business administration from Northwestern University. He is a member of the Board of Directors of Sybase Inc. and Portal Software Inc. and is a member of the Board of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board, and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board.

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Series B Preferred Stock, as of February 1, 2001, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

                                                Amount and Nature of   Percent
Name of Beneficial Owner                       Beneficial Ownership(1) of Class
------------------------                       ----------------------- --------
Robert Alpert ................................          73,583 Common      *
                                                 0 Series B Preferred

Richard A. Clarke ............................          15,534 Common      *
                                                 0 Series B Preferred

Gerald L. Detter(2) ..........................         203,247 Common      *
                                                 0 Series B Preferred

Margaret G. Gill .............................          15,272 Common      *
                                                 0 Series B Preferred

Robert Jaunich II ............................          28,815 Common      *
                                                 0 Series B Preferred

W. Keith Kennedy, Jr..........................          15,869 Common      *
                                                 0 Series B Preferred

Richard B. Madden ............................          18,995 Common      *
                                                 0 Series B Preferred

Donald E. Moffitt ............................         539,892 Common    1.1%
                                                 0 Series B Preferred

Michael J. Murray ............................          19,712 Common      *
                                                 0 Series B Preferred

Roger Piazza(3) ..............................         166,666 Common      *
                                               123 Series B Preferred

Gregory L. Quesnel(4) ........................         429,135 Common      *
                                               188 Series B Preferred

Sanchayan C. Ratnathicam(5) ..................         121,693 Common      *
                                               152 Series B Preferred

Robert D. Rogers .............................          22,760 Common      *
                                                 0 Series B Preferred

Eberhard G.H. Schmoller(6) ...................         224,630 Common      *
                                               158 Series B Preferred

William J. Schroeder .........................          11,593 Common      *
                                                 0 Series B Preferred

Robert P. Wayman .............................          15,637 Common      *
                                                 0 Series B Preferred

John H. Williford (7) ........................         159,443 Common      *
                                               132 Series B Preferred

All directors and executive officers as a
 group (17 persons)...........................       2,082,475 Common    4.3%
                                               952 Series B Preferred

--------
 * Less than one percent of the Company's outstanding shares of Common Stock.

(1) Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2001 because of vested stock options: Mr. Alpert, 10,811 and 9,186; Mr. Clarke, 4,030 and 8,002; Mrs. Gill, 1,946 and 12,297; Mr. Jaunich, 1,946 and 13,833; Mr. Kennedy, 2,495 and 9,174; Mr. Madden, 6,273 and 9,186; Mr. Moffitt, 6,384 and
    479,254; Mr. Murray, 1,806 and 7,906; Mr. Rogers, 1,946 and 16,778; Mr.
    Schroeder, 2,495 and 5,598; and Mr. Wayman, 1,946 and 11,655. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors, except for 5,000 shares of Restricted Stock and 471,829 stock options that were awarded Mr. Moffitt in his capacity as an executive officer of the Company prior to his retirement. 5,000 shares of restricted stock, granted to Mr. Moffitt as an executive officer in 1997, were forfeited on July 10, 2000 when the performance criteria applicable to the grant were not met.

(2) The shares shown include 151,737 shares which Mr. Detter has the right to acquire within 60 days of February 1, 2001, because of vested stock options. In addition to the holdings described in the above table, Mr. Detter also holds 28,994 phantom stock units under the Company's Deferred Compensation Plan for Executives.

(3) The shares shown include 147,928 shares which Mr. Piazza has the right to acquire within 60 days of February 1, 2001 because of vested stock options.

(4) The shares shown include 364,420 shares which Mr. Quesnel has the right to acquire within 60 days of February 1, 2001 because of vested stock options. In addition to the holdings described in the above table, Mr Quesnel also holds 7,248 phantom stock units under the Company's Deferred Compensation Plan for Executives.

(5) The shares shown include 98,705 shares which Mr. Ratnathicam has the right to acquire within 60 days of February 1, 2001 because of vested stock options.

(6) The shares shown include 200,129 shares which Mr. Schmoller has the right to acquire within 60 days of February 1, 2001 because of vested stock options.

(7) The shares shown include 74,368 shares which Mr. Williford has the right to acquire within 60 days of February 1, 2001 because of vested stock options.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  During 2000, the Board of Directors held eight meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

  The Board of Directors currently has the following standing committees:
Audit Committee, Compensation Committee, Director Affairs Committee, Executive Committee and Finance Committee. Descriptions of the Audit, Compensation and Director Affairs Committees follow:

  Audit Committee: The Audit Committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the audit efforts of the Company's outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company's accounting and internal control policies and procedures. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix B. The members of the Audit Committee are Robert P. Wayman--Chairman, Richard A. Clarke, Margaret G. Gill, Michael J. Murray, and William J. Schroeder. All members of the Audit Committee are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Committee met three times during 2000.

  Compensation Committee: The Compensation Committee approves the salaries and other compensation of executive officers and other key employees, except that the Committee recommends to the Board for its approval the salary of the Chief Executive Officer of the Company. The Committee also oversees the administration of the Company's short-term and long-term incentive compensation plans and grants of stock options and other awards under the Company's 1997 Equity and Incentive Plan and reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are W. Keith Kennedy, Jr.--Chairman, Richard B. Madden, Michael J. Murray, Robert D. Rogers, and Robert P. Wayman. The Committee met seven times during 2000.

  Director Affairs Committee: The Director Affairs Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates, and recommends to the Board of Directors nominees for membership on the Board. The Committee also oversees directors' compensation, reviews and considers other matters pertaining to the functioning of the Board, and reviews and advises the Board regarding corporate governance issues. Shareholders' proposals for nominees will be given due consideration by the Committee for recommendation to the Board based on the nominees' qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Director Affairs Committee in care of the Corporate Secretary. The members of the Director Affairs Committee are Robert Jaunich II--Chairman, Robert Alpert, Margaret G. Gill, W. Keith Kennedy, Jr., and Donald E. Moffitt. The Committee met twice during 2000.

                           COMPENSATION OF DIRECTORS

  During 2000, each non-employee director was paid an annual retainer of $20,000. Non-employee directors were also paid $1,500 per Board meeting attended and $1,000 per Committee meeting attended. Board Committee Chairpersons received an additional $750 per quarter.

  Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director's final year on the Company's Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings.

  For years prior to the year 2000, each director of the Company accrued a retirement benefit for each full calendar month he or she was a non-employee director of the Company in an amount equal to one-twelfth of the annual cash retainer. The retirement benefit vests when a director has served on the Board for five years. The amount accrued prior to 1994 was $30,000 per year of service. In 1994, $15,000 in retirement benefits accrued, and from 1995 through 1999, $20,000 in retirement benefits accrued per year of service. Retirement payments continue for the director's number of years of service as a non-employee director up to a maximum of 20 years, with the earliest accruals paid first.

  The Company terminated the directors' retirement plan, effective December 31, 1999. In connection with the termination, eight directors received stock options and four directors received restricted stock in cancellation of their accrued retirement benefits under the plan. A total of 24,258 stock options and 24,404 shares of restricted stock were granted in cancellation of directors' retirement benefits.

  Awards of restricted stock and stock options are made from time to time to non-employee directors under the Equity Incentive Plan for Non-Employee Directors, as amended and restated in 1995 (the "Plan"). The original Plan was approved by the Company's shareholders in 1994, and the amended and restated Plan was approved by the Company's shareholders in 1995.

  Under the Plan, each non-employee director receives a restricted stock grant having a fair market value of $12,500 upon joining the Board and on each January 1 thereafter. In addition, each non-employee director receives a grant of options for 2,500 shares of the Company's Common Stock upon joining the Board and for additional shares on each January 1 thereafter as follows: prior to January 1, 2000, the additional option grant was for 1,000 shares; and commencing January 1, 2000, the additional option grant was increased from 1,000 shares to 1,500 shares to compensate directors for the additional retirement benefits that would have accrued under the Director's Retirement Plan had that Plan not been terminated.

                      COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 2000. The table also sets forth the compensation received for those years by Roger Piazza, who resigned his position as Senior Vice President of the Company and as President and Chief Executive Officer of Emery Air Freight Corporation, the Company's air freight subsidiary, in September 2000. As used in this Proxy Statement, "Named Executives" means the officers identified in this Summary Compensation Table, including Mr. Piazza.

                                    Annual Compensation              Long Term Compensation
                               --------------------------------- ------------------------------
                                                                        Awards         Payouts
                                                                 --------------------- --------
                                                                 Restricted Securities
                                                    Other Annual   Stock    Underlying   LTIP    All Other
Name and Principal              Salary      Bonus   Compensation   Awards    Options/  Payouts  Compensation
Position(s)               Year   ($)        (3)($)     (4)($)      (5)($)    SAR'S(#)   (6)($)     (7)($)
------------------        ---- --------    -------- ------------ ---------- ---------- -------- ------------
Gregory L. Quesnel        2000 $712,504    $278,915   $27,746    $        0 335,000/0  $478,392    $2,550
President & Chief         1999  724,523     823,133    33,973             0 160,000/0   627,600     2,853
Executive Officer         1998  598,071     344,224    23,315     1,838,438  92,500/0   450,296     2,686

Gerald L. Detter(1)       2000 $495,092    $687,198   $ 4,198            $0 112,000/0  $363,578    $4,074
Senior Vice President     1999  503,746     615,794       682       611,250  60,000/0   321,122     2,694
                          1998  449,047     802,088    79,293       543,750  42,500/0   217,107     2,682

Sanchayan Ratnathicam     2000 $390,020    $114,507   $10,892    $        0 177,000/0  $363,578    $2,550
Senior Vice President(1)  1999  381,376     346,074    11,651             0  42,000/0   162,130     2,400
                          1998  358,894     176,752     8,243       462,047  35,000/0   112,574     2,400

Eberhard G.H. Schmoller   2000 $359,008    $105,402   $23,076    $        0  93,000/0  $325,307    $3,586
Senior Vice President,    1999  365,643     331,800    19,559             0  40,000/0   512,540     2,400
General Counsel and       1998  343,743     169,374    20,254       402,938  30,000/0   345,763     2,400
Secretary

John H. Williford (1)     2000 $400,036    $381,629   $ 2,962    $        0 112,000/0  $325,307    $2,550
Senior Vice President     1999  406,767     197,816     1,264       916,875  50,000/0   313,800     2,558
                          1998  308,291      88,382       597       430,172  32,500/0    74,781     2,572

Roger Piazza (1) Senior   2000 $522,984(2) $282,094   $12,204    $        0  50,000/0  $311,471    $5,162
Vice President            1998  419,741     228,848    19,202             0  40,000/0   162,130     3,720
                          1999  304,583      27,496     5,237       425,797  40,500/0   112,574     3,572

--------
(1) Mr. Detter is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional full-service trucking subsidiary. As of September 2000, Mr. Ratnathicam is also Chief Executive Officer of Emery Air Freight Corporation, the Company's full-service air freight subsidiary. Mr. Williford is also President and Chief Executive Officer of Menlo Logistics, Inc., the Company's full-service logistics management company. Mr. Piazza also served as President and Chief Executive Officer of Emery Air Freight Corporation, the Company's full-service air freight subsidiary, until his resignation as an officer in September 2000. Mr. Piazza retired as an employee of the Company on December 31, 2000.

(2) This amount includes salary and accrued vacation pay of $110,936 earned by Mr. Piazza in his capacity as President and Chief Executive Officer of Emery Air Freight Corporation.

(3) The amounts shown in this column reflect payments under the Company's short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. They also reflect, in the case of Messrs. Detter and Williford (for 2000 only) special incentive compensation payments made under the Company's short-term incentive compensation plans in which only operating company executives participate. In the case of Mr. Piazza, the amount for 2000 reflects a special bonus payment awarded in connection with his retirement.

(4) Amounts shown for 2000 in this column include: (a) Long-Term Incentive Plan interest earned and deferred for Messrs. Quesnel and Schmoller of $383 and $8,593, respectively; (b) interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Quesnel, Detter, Ratnathicam, Schmoller, Williford and Piazza of $26,519, $2,569, $10,892, $10,195, $2,962 and $12,204, respectively; and (c) interest earned on deferred Stock Appreciation Rights accounts above 120% of the applicable federal rate for Messrs. Quesnel, Detter, and Schmoller of $844, $1,629, and $4,288, respectively.

(5) At the end of 2000, based upon the closing price of the Company's common stock on December 29, 2000 ($33.8125), Mr. Quesnel held 42,001 restricted shares valued at $1,420,159; Mr. Detter held 34,250 restricted shares valued at $1,158,078; Mr. Ratnathicam held 12,000 restricted shares valued at $405,750; Mr. Schmoller held 12,834 restricted shares valued at $433,950; Mr. Williford held 68,584 restricted shares valued at $2,318,997; and Mr. Piazza held 11,083 restricted shares valued at $374,744. Dividends are paid on all shares of restricted stock. All restricted stock held by the Named Executives is performance restricted stock, with the exception of 20,000 shares of restricted stock held by Mr. Detter, which are not subject to performance criteria and which will vest on January 1, 2004 and 25,000 shares of restricted stock held by Mr. Williford which are not subject to performance criteria and which will vest on July 1, 2002. On July 10, 2000, Messrs. Quesnel, Schmoller, and Williford forfeited 2,833, 2,333 and 2,333 shares of restricted stock, respectively, as a result of the performance criteria applicable to a July 1, 1997 grant not being met. For all performance restricted stock held by each Named Executive, one-third of the shares are eligible for vesting at the end of the first award year and an additional one-third are eligible for vesting at the end of the second and third award years, provided in each case that applicable performance criteria are met.

(6) Amounts shown in this column reflect payments earned by the Named Executives for awards granted under the Company's Return on Equity Plan. Payments shown for 2000 are for the three year award cycle commencing January 1, 1998 and ending December 31, 2000. Payments shown for 1999 are for the three-year award cycle commencing January 1, 1997 and ending December 31, 1999. Payments shown for 1998 are for the three-year award cycle commencing January 1, 1996 and ending December 31, 1998.

    In the case of Mr. Piazza, these payments are for two different award cycles under the Return on Equity Plan (the cycle commencing January 1, 1998 and ending December 31, 2000 and the cycle commencing January 1, 1999 and ending December 31, 2001) and one award cycle under the Value Management Plan (the cycle commencing January 1, 2000 and ending December 31, 2002). All of Mr. Piazza's awards under the Return on Equity and Value Management Plans vested and became payable as a result of his retirement from the Company.

(7) Amounts shown for 2000 in this column include:

  (a) Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Detter, Schmoller, and Piazza of $1,524, $1,036, and $3,263, respectively.

  (b) Company contributions to the Thrift and Stock Plan accounts of Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford of $2,550 each, and Company contributions to the Thrift and Stock Plan account of Mr. Piazza of $1,899.

                          II. OPTION/SAR GRANTS TABLE

                     Option/SAR Grants in Last Fiscal Year

                                       Individual Grants(1)
                          -----------------------------------------------
                            Number of    % of Total
                           Securities   Options/SARs Exercise                Grant
                           Underlying    Granted to   or Base                Date
                          Options/ SARs Employees in   Price   Expiration   Present
                          Granted(#)(2) Fiscal Year  ($/Share)    Date    Value(3)($)
                          ------------- ------------ --------- ---------- -----------
Gregory L. Quesnel......    175,000/0      10.33%     $25.44    08/01/10  $3,127,250
                            160,000/0       9.44%      27.06    12/06/10   3,139,200
Gerald L. Detter........     60,000/0       3.54%      25.44    08/01/10   1,072,200
                             52,000/0       3.07%      27.06    12/06/10   1,020,240
Sanchayan C. Ratnathicam     50,000/0       2.95%      25.44    08/01/10     893,500
 .......................     75,000/0       4.43%      22.25    10/01/10   1,177,500
                             52,000/0       3.07%      27.06    12/06/10   1,020,240
Eberhard G.H. Schmoller      50,000/0       2.95%      25.44    08/01/10     893,500
 .......................     43,300/0       2.55%      27.06    12/06/10     849,546
John H. Williford.......     60,000/0       3.54%      25.44    08/01/10   1,072,200
                             52,000/0       3.07%      27.06    12/06/10   1,020,240
Roger Piazza............     50,000/0       2.95%      25.44    08/01/10     893,500

--------
(1) No SARs were issued in 2000

(2) All options become exercisable at the times described below, or earlier upon a change in control of the Company: (i) options granted to Mr. Ratnathicam on October 1, 2000 become exercisable 1/4 per year, on October 1, 2001 and on the first, second and third anniversaries of that date;
    (ii) options granted on August 1, 2000 become exercisable on August 1, 2005, or earlier if certain performance goals are met; and (iii) options granted on December 6, 2000 become exercisable 1/4 per year, on January 1, 2002 and on the first, second and third anniversaries of that date.

(3) Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 5.8 years (based on historical option exercise experience, rather than actual option term of 10 years); (iii) volatility equals 0.60;
    (iv) risk-free interest rate equals 6.92%; and (v) estimated future average dividend yield equals 1.44%.

  The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown is not currently realizable by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                       Fiscal-Year End Option/SAR Values

  The following table provides information on option/SAR exercises in 2000 by the Named Executives and the value of such officers' unexercised options/SARs at December 31, 2000.

                                                 Number of Securities
                            Shares              Underlying Unexercised      Value of Unexercised
                           Acquired    Value        Options/SARs at      In-the-Money Options/SARs
                          on Exercise Realized       FY-End (#)(2)       at FY-End ($)(2)(3)(4)(5)
                            (#)(1)      ($)    Exercisable/Unexercisable Exercisable/ Unexercisable
                          ----------- -------- ------------------------- --------------------------
Gregory L. Quesnel......         0    $     0       313,779/545,417         $3,327,835/3,035,625
Gerald L. Detter........         0          0       129,237/194,500          1,253,208/1,037,250
Sanchayan C.
 Ratnathicam............     4,737     57,989        82,580/235,875              616,427/128,625
Eberhard G.H. Schmoller.     4,737     60,673       188,213/148,300            2,479,657/833,525
John H. Williford.......         0          0        56,243/178,875              315,499/153,125
Roger Piazza............     4,737     66,673        33,553/114,375              202,522/450,156

--------
(1) The shares shown in this column for Messrs. Ratnathicam, Schmoller, and Piazza were acquired upon exercise and held.

(2) Mr. Quesnel has 313,170 exercisable options valued at $3,325,553; 545,417 unexercisable options valued at $3,035,625; and 609 SARs the appreciation on which is valued at $2,282. Mr. Detter has 129,237 exercisable options valued at $1,253,208;194,500 unexercisable options valued at $1,037,250; and no SARs. Mr. Ratnathicam has 82,580 exercisable options valued at $616,427; 235,875 unexercisable options valued at $128,625; and no SARs. Mr. Schmoller has 185,129 exercisable options valued at $2,465,475;148,300 unexercisable options valued at $833,525; and 3,084 SARs, the appreciation on which is valued at $14,182. Mr. Williford has 56,243 exercisable options valued at $315,499; 178,875 unexercisable options valued at $153,125; and no SARs. Mr. Piazza has 33,553 exercisable options valued at $202,522; 114,375 unexercisable options valued at $450,156; and no SARs (all options became exercisable on January 1, 2001, following his retirement). The value of outstanding SARs was fixed as described in footnote 5 below when the Company's SAR plan was terminated on March 31, 1990.

(3) Based on the closing stock price of $33.8125 on December 29, 2000.

(4) Numbers shown reflect the value of options granted at various times over a ten-year period.

(5) The Company's Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company's short-term incentive compensation plans into SARs corresponding in value to the Company's shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant's prior election or termination of employment with the Company.

                   IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

  The following table sets forth information regarding awards made to the Named Executives in 2000 under the Company's Value Management Plan. Except for such awards, no Long-Term Incentive Plan Awards were made to the Named Executives in 2000.

                                                             Estimated Future Payouts under
                           Target Number    Performance or    the Value Management Plan (1)
                          of Shares, Units   Other Period   ---------------------------------
                          or Other Rights  Until Maturation                Target   Maximum
          Name             (% of Salary)      or Payout     Threshold ($)   ($)       ($)
          ----            ---------------- ---------------- ------------- -------- ----------
Gregory L. Quesnel......        116%           12/31/02          $ 0      $826,505 $1,653,009
Gerald L. Detter........        103%           12/31/02            0       509,945  1,019,890
Sanchayan C.
 Ratnathicam............         70%           12/31/02            0       262,116    524,233
Eberhard G.H. Schmoller.         72%           12/31/02            0       258,486    516,972
John H Williford........         97%           12/31/02            0       388,035    776,070
Roger Piazza(2).........         89%           12/31/02            0       366,723    733,445

--------
(1) Target payouts are made if the Total Business Return (TBR) for the applicable award period is equal to a specified target percentage (differs by executive). For TBR below the target percentage, the payouts decrease on a pro rata basis and drop to zero if the TBR is less than one-half of the target percentage. For TBR above the target percentage, the payouts increase on a pro rata basis, up to a maximum of twice the target payout, if the TBR exceeds the target percentage by 1.25 times.

(2) All awards received by Mr. Piazza under the Return on Equity Plan and the Value Management Plan, including the award he received in 2000 under the Value Management Plan, vested and became payable as a result of his retirement from the Company. Mr. Piazza received payments of $81,327 and $230,144 with respect to Return on Equity awards that he received in 1998 and 1999, respectively and $0 with respect to the Value Management award that he received in 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  To the Board of Directors:

  The members of the Compensation Committee of the Board of Directors administer the Company's executive compensation program, the purpose of which is to: a) align the Company's rewards strategy with its business objectives;
b) support a culture of strong performance; and c) attract, retain and motivate highly talented executives. Executive compensation consists of three components: base salary, short-term incentive compensation, and long-term incentive compensation. The Company has put a significant portion of total compensation for all executives "at risk" through short-term and long-term incentive compensation. It is the Company's policy to tie a greater portion of an executive's total compensation to performance of the Company and its subsidiaries than is the case for Company employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total compensation for the executives named in the Summary Compensation Table on page 14 ("Named Executives") is tied to performance than is the case for Company executives generally.

  Each year the Committee reviews a report by an independent executive compensation consultant engaged by the Company. That consultant compares the Company's executive compensation to the compensation of similar executives at companies considered to be the Company's most direct competitors for executive talent. The comparison covers all aspects of compensation: base salaries, annual bonuses and long-term incentive awards. In 1999 (for 2000 compensation), the executive compensation paid to the Named Executives was compared to compensation paid to top executives by the companies that comprise the Dow Jones Transportation Average ("DJTA"), while the executive compensation paid to the Company's other executives was reviewed against surveys of executive compensation paid to similar executives in general industry, taking into account the Company's size compared to those companies. These groups of companies are referred to in this Report as the Company's "compensation peer group." The Compensation Committee believes that this compensation peer group, and not the companies comprising the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement, better reflects the Company's most direct competitors for executive talent.

  As part of the 1999 engagement (for 2000 compensation), the consultant concluded that, taken together, the elements of the Company's executive compensation package deliver pay opportunities that are within the competitive norm. In addition, the consultant was asked to review various long-term incentive allocation methodologies and to recommend a formula appropriate for the Company and consistent with practices in comparable companies. The allocation formula recommended by the consultant takes into consideration each executive's organizational position, decision-making influence, and accountability over the strategic results of the Company.

Base Salary

  The Company's policy is to pay base salaries that are at the 50th percentile of salaries paid by companies in the compensation peer group. For 2000, the Committee determined that because the executive's salaries were generally in line with this goal, no salary increases should be made. As a result, at the beginning of 2000, Messrs. Detter, Ratnathicam, Schmoller, Williford and Piazza received no salary increases.

  The base salaries for all Named Executives, other than the Chief Executive Officer, were approved by the Committee. The 2000 salary of Mr. Quesnel was approved by the Board of Directors as discussed below under "CEO
Compensation."

Short-Term Incentive Compensation

  The Company's policy is to pay short-term incentive compensation that is at the 60th percentile of short-term incentive compensation paid by companies in the compensation peer group. The Company's short-term incentive compensation plans are reviewed and approved annually by the Committee. The plans are then incorporated into the Company's business plan for the ensuing year and presented to the Board of Directors for approval and adoption. These plans provide for annual awards to regular, full-time, non-contractual employees. The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to administer the Company's short-term incentive plans for non-executive employees.

  At the end of the year, each major operating subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives such as profits, revenue, returns on equity, assets or capital, expenses and service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries.

  In 2000, the performance objective for Messrs. Quesnel, Ratnathicam, and Schmoller was based on pre-tax, pre-incentive income of the parent Company; the performance objective for Mr. Detter was based on the pre-incentive operating income of Con-Way Transportation Services, Inc.; the performance objective for Mr. Piazza was based on the pre-incentive operating income of Emery Worldwide; and the performance objective for Mr. Williford was based on pre-incentive operating income of Menlo Logistics, Inc. and on the cost per piece for priority mail operations of Emery Worldwide Airlines, Inc.

  Upon attainment of the established performance goals, each plan participant (including the Named Executives) earns incentive compensation determined as a percentage of base salary, with the actual incentive varying depending upon the level of attainment of the established performance goals, against a "target incentive" tied to the participant's level of responsibility. In addition, each participant's incentive compensation is capped at an amount equal to twice the target incentive. In 2000, operating income of Con-Way and Menlo increased 0% and 49.6%, respectively, over 1999 operating income, and the Company's net income applicable to common shareholders decreased 30.4% compared to 1999 levels. As a result, Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford earned incentive compensation under the plan of $278,915, $348,909, $114,507, $105,402 and $362,142, respectively.

  In 2000, the Committee also continued the annual bonus for operating company executives, with bonus payments tied to the achievement of targeted operating ratios. Among the Named Executives, Messrs. Detter, Piazza, and Williford were eligible to participate in the bonus program. Based upon results of operations for 2000, Mr. Piazza did not receive an operating bonus and Messrs. Detter and Williford received operating bonuses of $338,289 and $19,487, respectively.

Long-Term Incentive Compensation

  The Committee believes that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Transportation Inc. Equity and Incentive Plan, which was approved at the Company's 1997 Annual Meeting of Shareholders and re-approved at the Company's 2000 Annual Meeting of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company's Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries. The Company's goal is to provide long-term incentive compensation that is at the 50th percentile of long-term incentive compensation paid by companies in the compensation peer group.

  After reviewing information and recommendations provided by the above-mentioned executive compensation consultant and adjusting for individual factors, in 2000 the Committee granted non-qualified and incentive stock options for a total of 1,694,800 shares to executives of the Company and its subsidiaries. The first broad-based awards, made effective August 1, 2000, consisted of options for 896,000 shares. These special grants of performance accelerated options were made to promote greater focus on increasing shareholder value, to provide enhanced motivation for the Company's key management group, and to increase retention of key management in a tight labor market. Also in December, the Committee made its customary annual grants of non-qualified and incentive stock options for 712,800 shares to executives of the Company and its subsidiaries. In addition to the grants made in August and December, non-qualified options for 86,000 shares were granted to various executive officers during the year upon hiring or promotion, including 75,000 options which were made to Mr. Ratnathicam upon his appointment as Chief Executive Officer of Emery Worldwide. The stock options granted in 2000 to the Named Executives are set forth in the Option/SAR Grants Table on page 16.

  The Committee elected not to make long-term compensation awards in the form of restricted stock in 2000.

  In order to maintain the Company's overall long-term incentive compensation at competitive levels, in 2000, the Committee made awards to senior executives under a new long-term incentive plan called Value Management, which replaced the Company's Return on Equity Plan. Under the Value Management Plan, which has rolling three year cycles with a new cycle beginning each year, long-term incentive awards are paid on a criterion called "total business return" which is, in turn, based on cash generation and capital efficiency. Bonus payments for the 1998 award cycle under the Return on Equity Plan, which ended on December 31, 2000, were made in January 2001. Among the Named Executives, Messrs. Quesnel, Detter, Ratnathicam, Schmoller, Williford, and Piazza earned bonus payments of $478,392, $363,578, $363,578, $325,307, $325,307, and
$81,327, respectively.

  Under the Long-Term Incentive Plan of 1988 and its predecessor, the Long-Term Incentive Plan of 1978, key employees of the Company and its subsidiaries were previously awarded growth units entitling them to certain cash benefits upon such units vesting and appreciating in value. All awards made under these plans are now fully vested. Among the Named Executives, only Messrs. Quesnel and Schmoller currently hold such growth units. No new awards have been made under these plans since 1990.

  Long-term incentive compensation awards made to Mr. Quesnel during 2000 are discussed in more detail below under "CEO Compensation."

CEO Compensation

  The Committee recommended, and the Board approved, a 2000 annualized base salary for Mr. Quesnel of $712,504, which is the same salary as Mr. Quesnel received in 1999. This amount was recommended by the Committee and approved by the Board based on Mr. Quesnel's experience, on the comparative salaries paid to chief executive officers of companies within the compensation peer group, and on the recommendation of the Company's independent executive compensation consultant.

  In 2000, Mr. Quesnel earned short-term incentive compensation of $278,915, based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 2000.

  As discussed under "Long-Term Incentive Compensation" on page 20, in 2000, Mr. Quesnel and the other Named Executives received as long-term compensation a combination of stock options and awards under the new Value Management Plan discussed above. Based upon the recommendation of the Company's independent executive compensation consultant, in December 2000, Mr. Quesnel received long-term compensation awards valued at the 50th percentile of long-term compensation paid to chief executive officers of companies in the DJTA if the Company achieves its goals relating to total business return and shareholder value. In addition, Mr. Quesnel participated in the special grant of performance accelerated stock options made in August 2000.

Policy on Deductibility of Compensation

  The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the "covered employees") in excess of the statutory maximum of $1 million per covered employee. The Committee's general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 2000, as in prior years, no covered employee received compensation which was not deductible.

  Under the federal income tax law, certain compensation, including "performance-based compensation," is excluded from the $1 million deductibility limit. The Company's 1997 Equity and Incentive Plan, which was approved at the Company's 1997 Annual Meeting of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as "performance-based compensation." The Committee intends to use such awards, where feasible, to carry out its general policy of providing a competitive compensation package which also structures compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.

                          THE COMPENSATION COMMITTEE

         W. Keith Kennedy, Jr., Chairman  Robert D. Rogers
         Richard B. Madden                Robert P. Wayman
         Michael J. Murray

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
 CNF Transportation Inc., S & P Mid Cap 400 Index, Peer Group Index, Dow Jones
                            Transportation Average


                                        Cumulative Total Return
                               -----------------------------------------
                                4Q95   4Q96   4Q97   4Q98   4Q99   4Q00
                               ------ ------ ------ ------ ------ ------
     CNF                       $100.0 $ 98.6 $173.7 $170.3 $158.1 $157.4
     S&P Midcap 400            $100.0 $119.2 $157.6 $187.8 $215.4 $253.1
     Custom Peer Group         $100.0 $117.5 $160.6 $199.9 $186.8 $170.7
     Dow Jones Transportation
      Average                  $100.0 $115.2 $172.2 $168.0 $160.4 $161.0

  * Assumes $100 invested on December 31, 1995 in CNF Transportation Inc. (then known as Consolidated Freightways, Inc.), S & P Mid Cap 400 Index, the Peer Group Index (described below), and the Dow Jones Transportation Average and that any dividends were reinvested.

  The Company has selected the Dow Jones Transportation Average ("DJTA") as a published industry index to replace the custom Peer Group Index used last year and in prior years. The number of companies in the Peer Group Index has decreased from eight to five over the last two years, as a result of consolidation within the industry and the elimination of the Pittston-Burlington tracking stock. As a result, the Company believes that the DJTA provides a a better comparative index than the custom Peer Group Index. In addition, when setting the compensation to be paid to the Company's top executives, the Company's Compensation Committee considers compensation paid to executives of the companies that comprise the DJTA.

  The Peer Group Index is a market-capitalization weighted index consisting of the common stocks of the following corporations: Airborne Freight Corporation, American Freightways Corporation, FedEx Corporation, Ryder System Inc., and US Freightways Corporation. This Peer Group Index is the same as in last year's Proxy Statement, except that Pittson Co.-Burlington Group was omitted from the Peer Group Index for 2000 due to the elimination of the tracking stock for Pittson Co.-Burlington Group, effective January 4, 2000. American Freightways Corporation, which was included in the Peer Group Index for 2000, has since been acquired by FedEx Corporation.

                               ----------------

                              PENSION PLAN TABLE
                     ESTIMATED ANNUAL RETIREMENT BENEFITS

  The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's retirement plans.

   Average
 Final Total
  Earnings
   During
   Highest
    Five
 Consecutive
    Years
 of Last Ten            Years of Plan Participation
  Years of    ------------------------------------------------
 Employment      15       20       25        30         35
 -----------  -------- -------- -------- ---------- ----------
 $  200,000   $ 43,430 $ 62,343 $ 81,256 $  100,170 $  119,083
 $  300,000   $ 65,954 $ 94,593 $123,232 $  151,872 $  180,511
 $  400,000   $ 88,477 $126,843 $165,208 $  203,573 $  241,939
 $  500,000   $111,001 $159,092 $207,184 $  255,275 $  303,367
 $  600,000   $133,525 $191,342 $249,160 $  306,977 $  364,795
 $  700,000   $156,048 $223,592 $291,135 $  358,679 $  426,223
 $  800,000   $178,572 $255,841 $333,111 $  410,381 $  487,651
 $  900,000   $201,095 $288,091 $375,087 $  462,083 $  549,079
 $1,000,000   $223,619 $320,341 $417,063 $  513,785 $  610,507
 $1,100,000   $246,143 $352,591 $459,039 $  565,487 $  671,935
 $1,200,000   $268,666 $384,840 $501,014 $  617,189 $  733,363
 $1,300,000   $291,190 $417,090 $542,990 $  668,891 $  794,791
 $1,400,000   $313,713 $449,340 $584,966 $  720,592 $  856,219
 $1,500,000   $336,237 $481,589 $626,942 $  772,294 $  917,647
 $1,600,000   $358,761 $513,839 $668,918 $  823,996 $  979,075
 $1,700,000   $381,284 $546,089 $710,893 $  875,698 $1,040,503
 $1,800,000   $403,808 $578,338 $752,869 $  927,400 $1,101,931
 $1,900,000   $426,331 $610,588 $794,845 $  979,102 $1,163,359
 $2,000,000   $448,855 $642,838 $836,821 $1,030,804 $1,224,787

  Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the "Salary" and "Bonus", as such terms are used in the Summary Compensation Table on page 14, and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

  Applicable law limits the annual benefits which may be paid from a tax-qualified retirement plan to $130,000 per year currently, and prevents pension accruals for compensation in excess of $170,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company's general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

  As of December 31, 2000, Messrs. Quesnel, Detter, Ratnathicam, Schmoller, Williford, and Piazza had 25, 32, 23, 26, 19, and 22 years of plan participation, respectively.

                               ----------------

                        CHANGE IN CONTROL ARRANGEMENTS

  Messrs. Quesnel, Detter, Ratnathicam, Schmoller, and Williford, have entered into severance agreements with the Company and, if applicable, the subsidiary by which they are employed. Each severance agreement provides that if such officer's employment is actually or constructively terminated within two years of a change in control (as defined in the severance agreement) of the Company or the subsidiary or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company or the subsidiary, the officer generally will receive, among other things, (i) a lump sum cash payment equal to three times the officer's base salary as of the date of termination (or as of the change of control, if higher); (ii) a lump sum cash payment equal to three times the highest of (a) the officer's average annual bonus over the three years prior to the termination of employment, (b) the officer's average annual bonus over the three years prior to the change in control, or (c) the officer's target bonus for the year of the termination of employment; (iii) life, disability, health, dental, and accidental insurance benefits for three years; and (iv) a lump sum payment reflecting the value of three additional years of retirement benefits. The executives will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

                               ----------------

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company's outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.

  All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter of the Audit Committee, which is included as Appendix B to this Proxy Statement.

  In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Arthur Andersen LLP their independence from the Company.

  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

       Robert P. Wayman, Chairman  Michael J. Murray
       Richard A. Clarke           William J. Schroeder
       Margaret G. Gill

                               ----------------

  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE
                              NAME OF THE COMPANY

  The Board of Directors of the Company has unanimously approved a proposed amendment to the Company's Certificate of Incorporation which, if adopted, will change the name of the Company from "CNF Transportation Inc." to "CNF Inc." The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

  In March 2000, the Company began doing business as "CNF Inc." in order to reflect the evolution of the Company from a pure transportation company to a global supply chain services company. Later in the year, the Company's shares began trading on the New York Stock Exchange under the name CNF Inc. In order to avoid confusion as to the correct name of the Company, the Board recommends that shareholders approve the amendment to the Certificate of Incorporation changing the Company's legal name to "CNF Inc."

  The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates or the trading of the Company's securities. Shareholders will not be required to surrender or exchange any stock certificates currently held by them.

  Approval of the proposal requires the affirmative vote of the holders of a majority of the voting power entitled to vote thereon. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                               ---------------

                            APPOINTMENT OF AUDITORS

  At last year's annual meeting, shareholders approved the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2000. The Board recommends that shareholders vote in favor of ratifying the reappointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

  The Company has been informed by Arthur Andersen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates. During the Company's fiscal year ended December 31, 2000, the Company was billed the following aggregate fees by Arthur Andersen LLP:

    Audit Fees. The aggregate fees billed by Arthur Andersen LLP to the Company for professional services rendered for the audit of the Company's annual financial statements for the Company's fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was $1,107,000.

    Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). No such services were rendered by Arthur Andersen LLP to the Company for the Company's fiscal year ended December 31, 2000.

    All Other Fees. The aggregate fees billed by Arthur Andersen LLP to the Company for professional services rendered to for the Company for its fiscal year ended December 31, 2000, other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was $3,704,500.

  The Audit Committee of the Company's Board of Directors has concluded that the provision of these non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

                               ---------------

                            PRINCIPAL SHAREHOLDERS

  According to information furnished to the Company as of February 14, 2001, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

                                          Amount and Nature of            Percent
           Name and Address               Beneficial Ownership            of Class
           ----------------               ---------------------           --------
   T. Rowe Price Associates, Inc.            393,600 Common (1)                *%
    and T. Rowe Price Trust Company       543,293 Preferred (1)              5.0%
    100 East Pratt Street
    Baltimore, MD 21202

   FMR Corp.
    82 Devonshire Street
    Boston, MA 02109                       4,009,510 Common (2)             8.2%

--------
*Less than 1%

(1) T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 39,400 shares, shared voting power over 3,325,170 shares, sole dispositive power over 393,600 shares and shared dispositive power over 3,325,170 shares. T. Rowe Price Trust Company, the trustee under the Company's Thrift and Stock Plan ("Trust Company"), has sole voting power over 0 shares, shared voting power over 3,325,170 shares, sole dispositive power over 0 shares and shared dispositive power over 3,325,170 shares.

   The holdings include 543,293 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the CNF Transportation Inc. Thrift and Stock Plan). Such shares of Series B Preferred Stock represent 64.6% of all outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to 6.1 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company's option under certain circumstances into 4.708 shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 5.0% of the Common Stock.

   Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be the beneficial owners of the Common Stock and Series B Preferred Stock which has not been allocated to participants' accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(2) FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company has in the aggregate, sole voting power over 306,500 shares, shared voting power over 0 shares, sole dispositive power over 4,009,510 shares and shared dispositive power over 0 shares.

                               ----------------

                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  The Company believes that, during 2000, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                               ----------------

                              CONFIDENTIAL VOTING

  Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

  Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

                               ----------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholder proposals intended for inclusion in the next year's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, CNF Transportation Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 8, 2001. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 24, 2002. The Company's Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 24, 2002 and not earlier than December 25, 2001.

                               ----------------

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 10, 2001. Please direct your written request to the Corporate Secretary, CNF Transportation Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

  Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

                               ----------------

  The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies at a fee of $10,000, plus expenses. The Company has also engaged Chase Mellon Shareholder Services to act as inspector of elections. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's voting stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March  , 2001

                                   APPENDIX A

                             PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                             WITH CHANGES INDICATED

  The Certificate of Incorporation, as amended, of the Company is further amended by changing Article FIRST to read as follows:

  FIRST, The name of the corporation is [*CNF Transportation Inc.,] CNF Inc.
                                                                   -------

* CNF Transportation Inc., is the old name of CNF Inc.

                                  APPENDIX B

                            CNF TRANSPORTATION INC.
                            AUDIT COMMITTEE CHARTER

Purpose

  The purpose of the Audit Committee (the "Committee") of the Board of Directors of CNF Transportation Inc. (the "Company") is to provide assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee shall receive reports on the audit efforts of the Company's outside auditors and internal auditors, and review with them the adequacy and effectiveness of the Company's accounting and internal control policies and procedures.

Membership

  The Committee is a permanent committee of the Board of Directors consisting of at least three members appointed by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the NYSE.

Meetings

  The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with the Company's outside auditors in a separate executive session, without the presence of Company management, to discuss any matters that the Committee or the Company's outside auditors believe should be discussed.

Responsibilities

  In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee.

  1. Make recommendations to the Board as to the selection of the firm of outside auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

  2. Review and approve the Company's outside auditors' annual engagement letter, including the proposed fees contained therein;

  3. Oversee the independence of the Company's outside auditors by, among other things, requiring the outside auditors to submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the outside auditors and the Company, and discussing with the outside auditors any relationships that may affect the auditors' objectivity and independence and recommending that the Board of Directors take appropriate action in response to the outside auditors' statement to satisfy itself of the auditors' independence;

  4. Instruct the Company's outside auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, and that the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select (subject to shareholder approval), evaluate and, where appropriate, replace the Company's outside auditors;

  5. Review the performance of the Company's outside auditors and make recommendations to the Board regarding the replacement or termination of the outside auditors when circumstances warrant;

   6. Review and discuss with management and with the outside auditors the results of the year-end audit of the Company, including the audit report and the audited financial statements, and receive confirmation from the outside auditors that such discussions have covered all matters required to be discussed by Statement on Auditing Standards No. 61;

   7. Query management and the outside auditors regarding any significant disagreement between management and the outside auditors in connection with the preparation of the annual financial statements; and, if unresolved, report to the Board for resolution;

   8. Include in each annual proxy statement, commencing with the Company's 2001 proxy statement, a report of the Audit Committee in accordance with the applicable rules of the SEC;

   9. Review and reassess the adequacy of this Charter on an annual basis;

  10. Perform such additional activities, and consider such other matters within the scope of its responsibilities, as the Board of Directors or the Audit Committee deems necessary or appropriate.

  With respect to the duties and responsibilities listed above, the Committee should report regularly to the Board on its activities, as appropriate, and provide management and the Company's outside auditors with appropriate opportunities to meet privately with the Committee. While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the outside auditors or to ensure that the Company complies with all laws and regulations.

                             [RECYCLED PAPER LOGO]

                             DIRECTION FORM (TASP)


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                             Direction to Trustee

          (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Tuesday, April 24, 2001 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR Items 2 and 3 below, as described in the accompanying proxy statement.

1.Election of Four Class I directors for a three-year term.

Nominees: Richard A. Clarke, W. Keith Kennedy, Jr., Richard B. Madden, Gregory
   L. Quesnel.

[_] Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

    -------------------------------------------------------------------------

    -------------------------------------------------------------------------

    [_] Vote WITHHELD from all nominees.

2.Approval of name change to CNF Inc.

            FOR[_]             AGAINST[_]             ABSTAIN[_]

3.Ratify appointment of Arthur Andersen LLP as the Company's auditors for the year 2001.

            FOR[_]             AGAINST[_]             ABSTAIN[_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                                                                         ,
                                                                          2001
                                          _____________________________________
                                            Signature of Participant

                                          _____________________________________
                                            Name (Please Print)

                                          _____________________________________
                                            Address (Please Print)

                                          _____________________________________
                                            City State Zip Code

                       DIRECTION FORM (EWW SAVINGS PLAN)


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                             Direction to Trustee

          (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the EWW Savings Plan CNF to vote all shares of CNF Transportation Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Tuesday, April 24, 2001 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR Items 2 and 3 below, as described in the accompanying proxy statement.

1. Election of Four Class I directors for a three-year term.

  Nominees: Richard A. Clarke, W. Keith Kennedy, Jr., Richard B. Madden, Gregory L. Quesnel.

  [_]Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

  ________________________________________________________________________

  ________________________________________________________________________

  [_]Vote WITHHELD from all nominees.

2. Approval of name change to CNF Inc.

     FOR[_]                        AGAINST[_]                                             ABSTAIN[_]

3. Ratify appointment of Arthur Andersen LLP as the Company's auditors for the year 2001.

     FOR[_]                        AGAINST[_]                                             ABSTAIN[_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                                                                         , 2001
                                          _____________________________________
                                          Signature of Participant

                                          _____________________________________
                                          Name    (Please Print)

                                          _____________________________________
                                          Address (Please Print)

                                          _____________________________________
                                          City        State        Zip Code

CNF Logo

Eberhard G.H. Schmoller
Secretary

                                                                  March  , 2001

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 24, 2001. This material is being sent to you as a participant in the CNF Transportation Inc. Common Stock Fund and includes
(1) the Company's 2001 Proxy Statement and 2000 Annual Report, (2) a card to instruct Mellon Bank, the Fund trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, and (3) an envelope to send your instruction card to First Chicago Trust Company, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions. If you wish, you may sign and return the card without giving specific voting instructions in which case your shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. Under the terms of the Plan, the trustee votes any shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  The exercise of shareholder voting rights is a very important feature of the Common Stock Fund because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the trustee to comply with your instructions, First Chicago Trust Company must receive your completed instruction card no later than April 18, 2001.

                                          Sincerely,

CNF Logo

Eberhard G.H. Schmoller
Secretary

                                                                  March  , 2001

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 24, 2001. This material is being sent to you as a participant in the CNF Transportation Inc. Thrift and Stock Plan and includes (1) the Company's 2001 Proxy Statement and 2000 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and
(4) an envelope to forward your instructions to First Chicago Trust Company, the Company's stock transfer agent.

  In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

  The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, First Chicago Trust Company must receive your completed instruction card no later than April 18, 2001.

                                          Sincerely,

CNF Logo

Eberhard G.H. Schmoller
Secretary

                                                                  March  , 2001

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 24, 2001. This material is being sent to you as a participant in the EWW Savings Plan and includes (1) the Company's 2001 Proxy Statement and 2000 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to First Chicago Trust Company, the Company's stock transfer agent.

  In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.

  The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, First Chicago Trust Company must receive your completed instruction card no later than April 18, 2001.

                                          Sincerely,

================================================================================

                 CNF TRANSPORTATION INC. THRIFT AND STOCK PLAN
                    Direction of Participant to Trustee of
                 CNF Transportation Inc. Thrift and Stock Plan
                      (Common Stock and Preferred Stock)


The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Tuesday, April 24, 2001 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                Election of four Class I directors for a three-year term.

                Nominees:      Richard A. Clarke
                               W. Keith Kennedy, Jr.
                               Richard B. Madden
                               Gregory L. Quesnel


You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                  PLEASE SIGN THIS CARD ON THE REVERSE SIDE.

                   CNF TRANSPORTATION INC. COMMON STOCK FUND
                    Direction of Participant to Trustee of
                   CNF Transportation Inc. Common Stock Fund

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Common Stock Fund to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Tuesday, April 24, 2001 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

        Election of four Class I directors for a three-year term.

        Nominees:       Richard A. Clarke
                        W. Keith Kennedy, Jr.
                        Richard B. Madden
                        Gregory L. Quesnel

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

                               EWW SAVINGS PLAN
                    Direction of Participant of Trustee of
                               EWW Savings Plan
                      (Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of the EWW Savings Plan to vote all shares of CNF Transportation Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Tuesday, April 24, 2001 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

        Election of four Class I directors for a three-year term.

        Nominees:       Richard A. Clarke
                        W. Keith Kennedy, Jr.
                        Richard B. Madden
                        Gregory L. Quesnel

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

   [X]  Please mark your
        votes as in this
        example.

        This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR Items 2 and 3 below.
________________________________________________________________________________
    The Board of Directors recommends a vote FOR the election of directors and FOR Items 2 and 3 below.
________________________________________________________________________________

                FOR   WITHHELD                         FOR  AGAINST  ABSTAIN                            FOR  AGAINST  ABSTAIN
1. Election of                  2. Approval of name                           3. Ratify appointment of
   Directors.                      change of CNF Inc.                           Independent Auditors.
   (See reverse)

For, except vote withheld from the following nominee(s):
________________________________________________________
________________________________________________________________________________


                                     The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                                     Please sign exactly as name appears hereon.


                                     ___________________________________________
                                     Signature                        Date

                            CNF TRANSPORTATION INC.

          This Proxy Is Solicited on Behalf of the Board of Directors
                          of CNF Transportation Inc.


      The undersigned appoints M. G. GILL, R. JAUNICH II AND R. P. WAYMAN and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CNF TRANSPORTATION INC., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2001 at 9:00 A.M. and at any
  P adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before
  R   the meeting and any and all adjournments or postponements thereof.

               Election of four Class I directors for a three-year term.
  O
               Nominees:  Richard A. Clarke
                          W. Keith Kennedy, Jr.
  X                       Richard B. Madden
                          Gregory L. Quesnel

  Y You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[X] Please mark your
    vote as in this
    example

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Items 2 and 3 below.

------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the election of directors and FOR Items 2 and 3 below.
------------------------------------------------------------------------------------------------------------------------------------
 1. Election of Directors       FOR   WITHHELD                            2. Approval of name change     FOR     AGAINST   ABSTAIN
    (see reverse)                               For, except vote witheld     to CNF Inc.
                                [_]     [_]     from the following                                       [_]       [_]      [_]
                                                nominee(s).
                                                _________________________                                FOR     AGAINST   ABSTAIN
                                                                          3. Ratify appointment of
                                                                             Independent Auditors        [_]       [_]      [_]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 The proxies are hereby authorized to vote in their
                                                                                 discretion upon such other matters as may properly
                                                                                 come before the meeting and any adjournments or
                                                                                 postponements thereof.

                                                                                 DATE:______________________________________ , 2001

                                                                                 SIGNATURES(S): ___________________________________

                                                                                 ___________________________________________________
                                                                                 NOTE: Please sign exactly as your name appears
                                                                                        hereon. Joint owners should each sign. When
                                                                                        signing as an attorney, executor,
                                                                                        administrator, trustee or guardian, please
                                                                                        give full title as such.